Exhibit 23.6 (Part 1 of 2) PRESIDENT - ROBERT C. BYRD VICE PRESIDENTS ALLEN E. EVANS, JR. RANDOLPH K. GREEN JOHN G. HATTNER C. H. (SCOTT) REES III DANNY S. SIMMONS DAN PAUL SMITH THOMAS M. SOUERS

July 26, 2010

Dr. Juan José Súarez Coppel

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos C.P. 11311

México

Dear Dr. Súarez Coppel:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in this Registration Statement on

Form F-4 filed by Petróleos Mexicanos (the “Form F-4”), (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production (Reserves)” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ending December 31, 2009 (the “Form-20-F”) incorporated in the Form F-4 by reference, and (c) the incorporation by reference in the Form F-4 of our audit letter describing our review of the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2010, for 120 fields located onshore Mexico in the Southern Region, which audit letter was originally filed as Exhibit 10.4 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Regulation S-X Rules 4-10(a) (1)-(32) of the United States Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/S/ ROBERT C. BARG, P.C.
Robert C. Barg, P.E.
President

1601 ELM STREET, SUITE 4500 • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX: 214-969-5411

Exhibit 23.6 (Part 2 of 2) PRESIDENT - ROBERT C. BYRD VICE PRESIDENTS ALLEN E. EVANS, JR. RANDOLPH K. GREEN JOHN G. HATTNER C. H. (SCOTT) REES III DANNY S. SIMMONS DAN PAUL SMITH THOMAS M. SOUERS

July 26, 2010

Dr. Juan José Súarez Coppel

Director General

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Petróleos Mexicanos C.P. 11311

México

Dear Dr. Súarez Coppel:

We hereby consent to (a) all references to our firm as set forth under the heading “Experts” in this Registration Statement on

Form F-4 filed by Petróleos Mexicanos (the “Form F-4”), (b) all references to our firm as set forth under the heading “Item 4—Information on the Company—Business Overview—Exploration and Production (Reserves)” in the Annual Report on Form 20-F of Petróleos Mexicanos for the year ending December 31, 2009 (the “Form-20-F”) incorporated in the Form F-4 by reference, and (c) the incorporation by reference in the Form F-4 of our audit letter describing our review of the estimates of proved oil, condensate, natural gas, and oil equivalent reserves owned by the United Mexican States (“Mexico”) as of January 1, 2010, for 25 fields located offshore Mexico in the Northeastern Marine Region, which audit letter was originally filed as Exhibit 10.4 to the Form 20-F. The estimates included in our report were prepared in accordance with the reserves definitions of Regulation S-X Rules 4-10(a) (1)-(32) of the United States Securities and Exchange Commission.

Sincerely,

NETHERLAND, SEWELL INTERNATIONAL, S. DE R.L. DE C.V.

By:	/S/ ROBERT C. BARG, P.C.
Robert C. Barg, P.E.
President

1601 ELM STREET, SUITE 4500 • DALLAS, TEXAS 75201-4754 • PH: 214-969-5401 • FAX: 214-969-5411